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                                                                    EXHIBIT 10.1

                  THIRD MODIFICATION AND EXTENSION AGREEMENT

       THIS THIRD MODIFICATION AND EXTENSION AGREEMENT (this "Agreement"), effective as of the 31st day of October 2000, is by and among UNITED BANK, a Virginia banking corporation (the "Bank"); HADRON, INC., a New York corporation, AVENUE TECHNOLOGIES, INC., a Virginia corporation, VAIL RESEARCH AND TECHNOLOGY CORPORATION, a Virginia corporation, SYCOM SERVICES, INC., a Delaware corporation, ADVANCED BIOSYSTEMS, INC., a Delaware corporation ("ABI"), and ENGINEERING & INFORMATION SERVICES, INC., a Virginia corporation (hereinafter individually and collectively called the "Borrower"); and JON M. STOUT (the "Guarantor").

                               WITNESSETH THAT:

       WHEREAS, the Bank is the owner and holder of (i) that certain Revolving Commercial Note dated June 29, 1999, made by the Borrower (other than ABI) and payable to the order of the Bank, in the original principal amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (the "Revolving Note"), and (ii) that certain Commercial Note dated June 29, 1999, made by the Borrower (other than ABI) and payable to the order of the Bank, in the original principal amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (collectively, the "Notes"); and

       WHEREAS, the Notes are secured by, and issued pursuant to the terms of, a certain Loan and Security Agreement dated June 29, 1999, between the Borrower (other than ABI) and the Bank (as amended by a certain First Modification and Extension Agreement dated as of April 12, 2000, and a Second Modification Agreement dated as of August 23, 2000, the "Loan Agreement"); and

       WHEREAS, pursuant to a Joinder Agreement of even date herewith, ABI agreed to become unconditionally jointly and severally liable for all obligations under the Loan Agreement, the Notes and the other Loan Documents (as defined in the Notes); and

       WHEREAS, as of the effective date hereof, the aggregate principal balance of the Notes is $________________ and the parties hereto desire to extend the maturity date of the Revolving Note and to modify the terms of the Loan Agreement.

       NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. The maturity date of the Revolving Note is hereby extended to November 30, 2001. The interest rate on the Revolving Note is hereby changed, effective on the date hereof, to the Prime Rate (as defined in the Revolving Note) plus 1.0%.

       2. The Loan Agreement is hereby modified as follows:
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            (a) In Section I(A):

                (i)   by adding the following new definition:

       "APL Receivables" means Eligible Accounts owing from the Applied Physics Laboratory of Johns Hopkins University.

                (ii) by replacing the definition of "Borrowing Base" with the following:

       "Borrowing Base" means, without duplication, the sum of (i) 90% of the Net Unpaid Balance of Eligible Assigned Government Accounts, (ii) 85% of the Net Unpaid Balance of Eligible Other Government Accounts, (iii) 80% of the Net Unpaid Balance of Eligible Commercial Accounts, not to exceed, at any time, $250,000.00, and (iv) 50% of the Net Unpaid Balance of Eligible Unbilled Accounts, not to exceed, at any time, $750,000.00. No item of Collateral will be included in the Borrowing Base unless the Bank has a valid and perfected first priority Lien on it.

                (iii) by adding the words ", other than the APL Receivables" to the end of the definition of "Eligible Commercial Accounts".

                (iv) by adding the words "(a) the APL Receivables, and (b)" in front of "Eligible Accounts" in the definition of "Eligible Other Government Accounts".

            (b) In Section II(C)(1), by replacing "$625.00" with "$1,000.00".

            (c) In Section VI(A)(1):

                (i)   by replacing the definition of "Debt" with the following:

       "Debt" means all liabilities of the Borrower that would be required to be classified as "total liabilities" in accordance with GAAP.

                (ii) by replacing the definition of "Funded Debt" with the following:

       "Funded Debt" of any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such person as lessee under Capital Leases, (v) all obligations of such person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such person to reimburse any bank or

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     other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such person, whether or not such obligation is assumed by such person and (viii) all obligations of others Guaranteed by such person.

            (d) In Section VI(A)(3), by adding the words "Beginning December 31, 2000" to the beginning of the subsection.

            (e) In Section VI(A)(4), by replacing "$200,000.00" with "$150,000.00".

            (f) In Section VI(A)(5), by replacing "$1,200,000.00" with "$1,750,000.00".

            (g) In Section VI(C):

                (i)  by replacing subsection (1)(a) with the following:

       (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, (i) a copy of the Borrower's most recent report to the Securities and Exchange Commission on Form 10-K, (ii) a copy of the Borrower's most recent annual report, (iii) an annual financial statement and cash flow projections of the Borrower and its Consolidated Subsidiaries, and (iv) a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating financial statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by an independent public accountant satisfactory to the Bank, which opinion shall state that such financial statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries as of the date of such financial statements and the results of its operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualifications arising out of the scope of the audit;

                (ii) by replacing subsection (1)(b) with the following:

       (b) (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of the Borrower's most recent report to the Securities and Exchange Commission on Form 10-Q; and (ii) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Borrower, a current contract back-log report;

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                (iii)  by replacing subsection (1)(c) with the following:

       (c) as soon as available and in any event within 30 days after the end of each month, (i) a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated and consolidating financial statements for such month and for the portion of the Borrower's and such Subsidiaries' fiscal year ended at the end of such month, all certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Borrower, (ii) a certificate of the chief financial officer or chief accounting officer of the Borrower, (x) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of paragraphs (2)-(5), inclusive, of subsection (A), above, on the date of such financial statements, (y) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (z) stating whether, since the date of the most recent previous delivery of financial statements pursuant to subparagraph (a) or (b) of this paragraph (1) there has been any material adverse change in the business, financial position, results of operations or prospects of the Borrower, and, if so, the nature of such material adverse change;

       3. Contemporaneously with the execution and delivery of this Agreement, the Borrower shall execute and deliver to the Bank a replacement Revolving Note which reflects the changes described in Paragraph 1 hereof and is otherwise on the Bank's for therefor and appropriately completed. From and after the effective date hereof, references in the Loan Agreement to the "Revolving Note" shall mean said replacement note.

       4. The Borrower and the Guarantor hereby acknowledge and agree that, as of the effective date hereof, the aggregate unpaid principal balance of the Notes is $________________ and that there are no set-offs or defenses against either of the Notes or the Loan Agreement.

       5. The Guarantor joins in this Agreement for the purpose of signifying his consent hereto and acknowledges and agrees that there are no set-offs or defenses against his guaranty and that his guaranty of the Notes shall apply to the Notes as modified hereby.

       6. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Notes or the Loan Agreement.

       7. Except as hereby expressly extended and modified, the Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed.

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       8.   This Agreement shall be governed in all respects by the laws of the
Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

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WITNESS the following signatures and seals.

                              HADRON, INC.                   [SEAL]


                              By: ____________________________________
                                    Name:
                                    Title:

                              AVENUE TECHNOLOGIES, INC.      [SEAL]



                              By: ____________________________________
                                    Name:
                                    Title:


                              VAIL RESEARCH AND TECHNOLOGY CORPORATION
                                                             [SEAL]


                              By: ____________________________________
                                    Name:
                                    Title:


                              SYCOM SERVICES, INC.           [SEAL]



                              By: ____________________________________
                                    Name:
                                    Title:


                              ENGINEERING & INFORMATION SERVICES,
                              INC.  [SEAL]



                              By: ____________________________________
                                    Name:
                                    Title:

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                              ADVANCED BIOSYSTEMS, INC.                 [SEAL]


                              By: ____________________________________
                                    Name:
                                    Title:


                              __________________________________        [SEAL]
                              JON M. STOUT

                              UNITED BANK                               [SEAL]


                              By: ____________________________________
                                    Louise M. Wager,
                                    Senior Vice President

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